                                                                    EXHIBIT 2.12

                         FIRST AMENDMENT TO AGREEMENT OF
                                PURCHASE AND SALE

THIS FIRST AMENDMENT TO THE AGREEMENT OF PURCHASE AND SALE dated October 15, 2003, by and between SRS Medical Corp., a Washington Corporation ("Buyer") and Timm Medical Technologies, Inc. ("Seller").

                                    RECITALS

         WHEREAS, the Parties executed and delivered the Agreement of Purchase and Sale dated October 15, 2003, relating to SRS Medical Corp., purchase or certain assets from Timm Medical Technologies.

         WHEREAS, the Parties now wish to amend the Original Agreement by means of this Agreement to change the minimum guarantee payments required by the Buyer.

         NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT

         The schedule of deferred payment, Schedule 1.05, is hereby amended to be the following:

                                  Schedule 1.05

                            Deferred Payment Schedule

               QUARTER                                  MINIMUM DEFERRED PAYMENT
               -------                                  ------------------------
               Q4 2003                                                        $0
               Q1 2004                                            Actual Results
               Q2 2004                                            Actual Results
               Q3 2004                                            Actual Results
               Q4 2004                                                   $45,000
               Q1 2005                                                   $47,000
               Q2 2005                                                   $52,000
               Q3 2005                                                   $55,000
               Q4 2005                                                   $60,000
Q2 2006 and thereafter                 $60,000 per quarter until the outstanding
                                       principal and accrued and unpaid interest
                                      under the Promissory Note is paid in full.


ENDOCARE, INC.                                  SRS MEDICAL CORP.


--------------------------------                --------------------------------
Print Name                                      Print Name

/s/ William J. Nydam     3/25/04                /s/ Kevin Connolly        4/1/04
--------------------------------                --------------------------------
Signature                 Date                  Signature                  Date